[EXHIBIT 99.1]



[LOGO]  COAST
        FINANCIAL
        HOLDINGS, INC.                           [LOGO] THE CEREGHINO GROUP
                                                 corporate investor relations
                                                 5333 15TH  Avenue South,
                                                 Suite 1500
Contacts:                                        Seattle, WA 98108
Brian P. Peters,        Brian F. Grimes,         206.762.0993
President and CEO       EVP and CFO              www.stockvalues.com
bpeters@coastfl.com     bgrimes@coastfl.com      --------------------
877-COASTFL             877-COASTFL
=============================================================================

COAST FINANCIAL HOLDINGS REPORTS FOURTH QUARTER PROFITS OF $160,000,
AS LOAN PORTFOLIO GROWS 31%, DEPOSITS INCREASE 38% AND REVENUES SURGE 23%

Bradenton, Florida - January 27, 2006 - Coast Financial Holdings, Inc. (Nasdaq: CFHI), parent company of Coast Bank of Florida, today reported that strong loan and deposit growth contributed to a 32% increase in net interest income for the year ended December 31, 2005, compared to the prior year. For the fourth quarter of 2005, the company earned $160,000 or $0.02 per diluted share, compared to $318,000, or $0.08 per diluted share, in the fourth quarter a year ago. The company reported a net loss of $615,000, or $0.14 per diluted share in 2005, compared to earnings of $831,000, or $0.22 per diluted share in 2004.

In 2005, the company opened five new branches, including four branches in Pinellas County. The new locations include branches in Downtown St. Petersburg, Kenneth City, Seminole and Pasadena. Coast also moved its corporate offices to downtown Bradenton and added 83 new stand-alone kiosk ATM locations in Pinellas, Pasco, Polk, Manatee and Sarasota Counties.

"The expansion of our branch network in the greater Tampa Bay area is beginning to pay off, which is demonstrated by our strong loan and deposit growth in 2005," said Brian Peters, president and CEO. "The decision we made last year to enter Pinellas County was timely, giving us a good foothold in one of the most attractive demographics in Florida and providing more opportunities for growth.

"We are also moving forward with our plans to lease eight branch sites in Hillsborough, Pasco, Polk, Pinellas and Manatee counties, marking our entrance into Hillsborough, Pasco and Polk counties and increasing our presence in Pinellas and Manatee counties. These eight new locations, which we expect to open in 2006, will bring Coast's branch total to 20 offices in the greater Tampa Bay area. While these new locations will temporarily decrease short-term profitability, they should provide solid contributions to earnings in future periods," Peters added.

Income Statement Review

Revenues (net interest income before the provision for loan losses plus other operating income) for the fourth quarter increased 23% to $4.2 million, from $3.4 million in the fourth quarter of 2004. For the year ended December 31, 2005 revenues increased 20% to $15.5 million, compared to $12.9 million in 2004.

Net interest margin was 3.03% in the fourth quarter of 2005 compared to 3.06% in the previous quarter, and 3.26% in the fourth quarter of 2004. For the year, net interest margin was 3.10%, compared to 3.25% in 2004. The decline in the net interest margin was primarily a result of the higher cost of deposits associated with the branch expansion.

In the fourth quarter of 2005, net interest income before the provision for loan loss increased 32% to $3.7 million, compared to $2.8 million in the fourth quarter of 2004. For the full year, net interest income increased 32% to $13.2 million, compared to $10.0 million in 2004. Net interest income increased for both the fourth quarter and year ending December 31, 2005, as a result of increased net interest earning assets, which offset the impact of the decrease in net interest margin. Total noninterest income was $531,000 in the fourth quarter of 2005, compared to $642,000 in the fourth quarter of 2004. For the year 2005, noninterest income was $2.4 million, compared to $2.9 million in 2004. The decrease was largely due to the gain associated with the 2004 sale of the bank's credit card portfolio and merchant services portfolio.


                             (more)

CFHI - Fourth Quarter Earnings
January 27, 2006
Page 2 of 6



Due to the increased staffing and occupancy expenses associated with the bank's growth, noninterest expense was $4.0 million in the fourth quarter of 2005, compared to $2.7 million in the fourth quarter a year ago. For the year 2005, noninterest expense was $14.6 million, compared to $10.2 million in 2004. "One of the primary purposes of this rapid branch expansion has been to take advantage of opportunities as they become available in attractive markets," said Peters. "Although these new locations have increased overhead expenses, we are confident they will contribute to profitability within the next few years."

Balance Sheet Review

Assets increased 43% to a record $550 million at year-end compared to $385 million a year ago. Deposits grew 38% over the past twelve months to $449 million at December 31, 2005, compared to $326 million at December 31, 2004. Book value was $11.34 per share at December 31, 2005, up from $9.30 per share a year earlier, largely as a result of the follow up offering completed in the fourth quarter.

"Over the past 12 months, we have expanded our loan portfolio and anticipate that because of the high growth throughout the Tampa Bay area we should be able to continue at that rate this year," said Peters. Net loans increased 31%, to $391 million at December 31, 2005, from $298 million a year ago.

Commercial real estate loans now comprise 30.6% of the company's net loan portfolio at December 31, 2005, compared to 33.5% a year earlier. Residential construction loans account for 42.3% of net loans compared to 30.1% at December 31, 2004. Residential real estate loans represent 15.1% of net loans at December 31, 2005, compared to 15.8% a year earlier and installment loans now comprise just 7.4% of net loans compared to $15.8% of net loans at December 31, 2004.

At December 31, 2005, non-performing assets totaled $1.3 million, or 0.24% of total assets, compared to $1.5 million, or 0.38% of total assets a year earlier. The allowance for loan losses was $3.1 million, or 0.80% of total loans outstanding, at December 31, 2005, compared to $2.9 million, or 0.96% of total loans outstanding, a year earlier.

About the Company

As of December 31, 2005, Coast Financial Holdings, Inc. had $ 550 million in total assets and through its banking subsidiary, Coast Bank of Florida (www.coastfl.com), operates 12 full-service banking locations in Manatee and Pinellas County, Florida. Coast Bank of Florida is a commercial bank that provides full-service banking operations to its customers from its headquarters location and from branch offices in Bradenton, Palmetto, Longboat Key, Seminole, Kenneth City and St. Petersburg.

This press release and other statements to be made by the Company contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including but not limited to statements relating to projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management's plans, strategies, and objectives for future operations, and management's expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry, or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as "believe," expect," anticipate," project," and conditional verbs such as "may," "could," and "would," and other similar expressions or verbs. Such forward-looking statements reflect management's current expectations, beliefs, estimates, and projections regarding the Company, its industry and future events, and are based upon certain assumptions made by management. These forward-looking statements are not guarantees of future performance and necessarily are subject to risks, uncertainties, and other factors (many of which are outside the control of the Company) that could cause actual results to differ materially from those anticipated. These risks, uncertainties, and other factors include, among others: changes in general economic or business conditions, either nationally or in the State of Florida, changes in the interest rate environment, the Company's ability to successfully open and operate new branches and collect on delinquent loans, changes in the regulatory environment, and other risks described in the Company's Form 10-KSB for the fiscal year ended December 31, 2004 and as described from time to time by the Company in other reports filed by it with the Securities and Exchange Commission. Any forward-looking statement speaks only to the date on which the statement is made, and the Company disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. If the Company does update any forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.



                         (tables follow)

CFHI - Fourth Quarter Earnings
January 27, 2006
Page 3 of 6





             COAST FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

       Condensed Consolidated Statements of Earnings (Unaudited)
             ($ in thousands, except per share amounts)


                                                           Three Months Ended             Twelve Months Ended
                                                         Dec 31,         Dec 31,         Dec 31,         Dec 31,
                                                      ------------------------------------------------------------
                                                          2005            2004            2005            2004
                                                      ------------    ------------    ------------    ------------
Interest income:
    Loans                                             $      6,387    $      4,555    $     22,717    $     16,142
    Securities                                                 729             354           2,281           1,145
    Other interest-earning assets                              349              10             429              50
                                                      ------------    ------------    ------------    ------------

       Total interest income                                 7,465           4,919          25,427          17,337
                                                      ------------    ------------    ------------    ------------
Interest expense:
    Deposits                                                 3,567           2,018          11,462           7,017
    Borrowings                                                 195              97             813             365
                                                      ------------    ------------    ------------    ------------

       Total interest expense                                3,762           2,115          12,275           7,382
                                                      ------------    ------------    ------------    ------------

       Net interest income                                   3,703           2,804          13,152           9,955

Provision for loan losses                                      (69)            176           1,815           1,315
                                                      ------------    ------------    ------------    ------------

       Net interest income after provision for loan losses   3,772           2,628          11,337           8,640

Noninterest income:
    Service charges on deposit accounts                        134             114             498             434
    Gain on sale of loans held for sale                        388             255           1,806           1,462
    Gain on sale of credit card portfolio                        -             173               -             173
    Gain on sale of securities available for sale                -               -               -               4
    Gain on sale of mortgage loan servicing rights               -               -               -             118
    Gain on sale of merchant services                            -               -               -             212
    Net loan servicing fees (costs)                              -               -               1            (159)
    Asset management fees (costs)                                -              (2)              -              69
    Other service charges and fees                               9              50              48             547
    Other                                                        -              52               -              85
                                                      ------------    ------------    ------------    ------------
       Total noninterest income                                531             642           2,353           2,945
                                                      ------------    ------------    ------------    ------------
Noninterest expenses:
    Employee compensation and benefits                       2,047           1,527           7,308           5,477
    Occupancy and equipment                                    701             374           2,269           1,412
    Data processing                                            269             225             932             922
    Professional fees                                          119              67             689             486
    Telephone, postage and supplies                            286             172           1,068             676
    Advertising                                                337             102           1,205             348
    Other                                                      282             273           1,176             905
                                                      ------------    ------------    ------------    ------------

       Total noninterest expenses                            4,041           2,740          14,647          10,226
                                                      ------------    ------------    ------------    ------------

Earnings (loss) before income taxes (benefit)                  262             530            (957)          1,359

Income tax provision (benefit)                                 102             212            (342)            528
                                                      ------------    ------------    ------------    ------------

Net earnings (loss)                                   $        160    $        318    $       (615)   $        831
                                                      ============    ============    ============    ============
Earnings (loss) per share basic                       $       0.02            0.08    $      (0.14)           0.22
                                                      ============    ============    ============    ============
Earnings (loss) per share diluted                     $       0.02            0.08    $      (0.14)           0.22
                                                      ============    ============    ============    ============
Weighted-average number of common shares
   outstanding, basic                                    6,503,600       3,756,050       4,354,994       3,749,343
                                                      ============    ============    ============    ============
Weighted-average number of common shares
   outstanding, diluted                                  6,552,148      3,814,676       4,354,994       3,783,661

CFHI - Fourth Quarter Earnings
January 27, 2006
Page 4 of 6



                 COAST FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

                        Consolidated Balance Sheets
                 ($ in thousands, except per share amounts)

                                                                         December 31,
                                                                ----------------------------
         Assets                                                     2005            2004
                                                                ------------    ------------
Cash and due from banks                                         $     25,203           7,122
Federal funds sold and securities purchased under                     22,810               -
  agreements to resell                                          ------------    ------------

         Cash and cash equivalents                                    48,013           7,122

Securities available for sale                                         79,029          55,490
Loans, net of allowance for loan losses of $3,146 and $2,901         390,867         297,725
Federal Home Loan Bank stock, at cost                                  1,289             573
Premises and equipment, net                                           24,780          18,358
Accrued interest receivable                                            2,218           1,478
Deferred income taxes                                                  2,471           1,846
Loan servicing rights                                                      -               -
Other assets                                                           1,627           2,031
                                                                ------------    ------------
         Total assets                                           $    550,294         384,623
                                                                ============    ============
    Liabilities and Stockholders' Equity

Liabilities:
    Noninterest-bearing demand deposits                               33,302          25,485
    Savings, NOW and money-market deposits                            84,635          99,394
    Time deposits                                                    331,520         201,410
                                                                ------------    ------------
    Total deposits                                                   449,457         326,289
    Federal Home Loan Bank advances                                   10,000           1,000
    Federal Funds Purchased                                                -           3,790
    Repo Agreements                                                   14,367          15,867
    Other liabilities                                                  2,707           2,729
                                                                ------------    ------------

         Total liabilities                                           476,531         349,675
                                                                ============    ============
Commitments and contingencies (Notes 6, 10 and 18)

Stockholders' equity:
    Preferred stock, $0.01 par value; 5,000,000 shares
       authorized, no shares issued and outstanding                        -               -
    Common stock, $5 par value; 20,000,000 shares authorized,
       6,503,600 and 3,756,050 shares issued and outstanding
       in 2005 and 2004                                               32,518          18,780
    Additional paid-in capital                                        45,591          19,448
    Accumulated deficit                                               (3,839)         (3,224)
    Accumulated other comprehensive loss                                (507)            (56)
                                                                ------------    ------------
         Total  stockholders' equity                                  73,763          34,948
                                                                ------------    ------------
         Total liabilities and stockholders' equity             $    550,294         384,623
                                                                ============    ============

CFHI - Fourth Quarter Earnings
January 27, 2006
Page 5 of 6



ADDITIONAL FINANCIAL INFORMATION
(in thousands)

LOANS:                                                Dec 31, 2005    Dec 31, 2004
------                                                ------------    ------------
                                                      (unaudited)
  Commercial                                          $     17,831    $     32,020
  Commercial real estate                                   119,814          99,955
  Installment                                               29,048          29,640
  Residential real estate                                   59,366          47,157
  Residential construction                                 166,020          89,716
                                                      ------------    ------------
                                                           392,079         298,488

  Add (deduct):
     Deferred loan costs, net                                1,934           2,138
     Allowance for loan losses                              (3,146)         (2,901)
                                                      ------------    ------------
  Loans, net                                          $    390,867    $    297,725
                                                      ============    ============

NON - PERFORMING ASSETS:                              Dec 31, 2005    Dec 31, 2004
------------------------                              ------------    ------------
                                                      (unaudited)

Loans on Non-Accrual Status                           $      1,319    $      1,444
Delinquent Loans on Accrual Status                              --              --
                                                      ------------    ------------
Total Non-Performing Loans                                   1,319           1,444
Real Estate Owned (REO)/Repossessed assets                      13              33
                                                      ------------    ------------
  Total Non-Performing Assets                         $      1,332    $      1,477
                                                      ============    ============

Total Non-Performing Assets/Total Assets                     0.24%           0.38%


                                                           Three Months Ended             Twelve Months Ended
                                                      Dec 31, 2005    Dec 31, 2004    Dec 31, 2005    Dec 31, 2004
                                                      ------------    ------------    ------------    ------------
CHANGE IN THE                                         (unaudited)     (unaudited)     (unaudited)
ALLOWANCE FOR LOAN LOSSES:
--------------------------
Balance at beginning of period                        $      3,183    $      2,839    $      2,901    $      3,163
Provision for loan losses                                      (69)            176           1,815           1,315

Recoveries                                                      88             295             203             331
Charge offs                                                    (56)           (409)         (1,773)         (1,908)
                                                      ------------    ------------    ------------    ------------
  Net charge offs                                               32            (114)         (1,570)         (1,577)
                                                      ------------    ------------    ------------    ------------

                                                      ------------    ------------    ------------    ------------
Balance at end of period                              $      3,146    $      2,901    $      3,146    $      2,901
                                                      ============    ============    ============    ============

Net Charge-offs / Average Loans Outstanding                 -0.03%           0.15%           0.45%           0.60%
Allowance for Loan Losses / Total Loans Outstanding          0.80%           0.97%           0.80%           0.97%
Allowance for Loan Losses / Non - Performing  Loans           239%            201%            239%            201%


CFHI - Fourth Quarter Earnings
January 27, 2006
Page 6 of 6



ADDITIONAL FINANCIAL INFORMATION
(in thousands)
(Rates / Ratios Annualized)

                                                           Three Months Ended             Twelve Months Ended
                                                      Dec 31, 2005    Dec 31, 2004    Dec 31, 2005    Dec 31, 2004
                                                      ------------    ------------    ------------    ------------
                                                      (unaudited)     (unaudited)     (unaudited)
OPERATING PERFORMANCE:
----------------------
Average loans                                         $    377,914    $    293,154    $    350,397    $    260,739

Average investment securities                               72,364          49,629          63,205          40,644

Average other interest - earning assets                     34,629           1,718          11,104           4,668

Average non - interest - earning  assets                    40,873          26,371          35,726          24,002
                                                      ------------    ------------    ------------    ------------
Total Average Assets                                  $    525,780    $    370,872    $    460,432    $    330,053
                                                      ============    ============    ============    ============

Average interest bearing deposits                     $    393,692    $    287,364    $    350,857    $    248,179

Average borrowings                                          28,629          21,724          32,170          21,746

Average non - interest bearing  liabilities                 35,401          27,185          34,483          26,096

Total Average Liabilities                                  457,722         336,273         417,510         296,021

Total average equity                                        68,058          34,599          42,922          34,032
                                                      ------------    ------------    ------------    ------------
Total Average Liabilities And Equity                  $    525,780    $    370,872    $    460,432    $    330,053
                                                      ============    ============    ============    ============
   Interest rate yield on loans                              6.71%           6.18%           6.48%           6.19%

Interest rate yield investment securities                    4.00%           2.84%           3.61%           2.82%

Interest rate yield on other interest - earning assets       4.00%           2.32%           3.86%           1.07%

Interest Rate Yield On Interest Earning Assets               6.11%           5.68%           5.99%           5.66%
                                                      ------------    ------------    ------------    ------------

Interest rate expense on deposits                            3.59%           2.79%           3.27%           2.83%

Interest rate expense on borrowings                          2.70%           1.78%           2.53%           1.68%

Interest Rate Expense On Interest Bearing Liabilities        3.53%           2.72%           3.20%           2.73%
                                                      ------------    ------------    ------------    ------------
Interest rate spread                                         2.58%           2.96%           2.79%           2.93%
                                                      ============    ============    ============    ============
Net interest margin                                          3.03%           3.24%           3.10%           3.25%
                                                      ============    ============    ============    ============

Other operating income/Average assets                        0.40%           0.69%           0.51%           0.89%

Other operating expense/Average assets                       3.05%           2.94%           3.18%           3.10%

Efficiency ratio (non-interest expense/revenue)             95.44%          79.49%          94.46%          79.27%

Return on average assets                                     0.12%           0.34%          -0.13%           0.25%

Return on average equity                                     0.93%           3.67%          -1.43%           2.44%

Average equity/Average assets                               12.94%           9.33%           9.32%          10.31%




Note:  Transmitted on PR Newswire on January 27, 2006 at 4:05 p.m. EST